
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the financial statements for the quarter ended March 31, 1997 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                  3-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               MAR-31-1997
<CASH>                                       6,749,571
<SECURITIES>                                 6,839,069
<RECEIVABLES>                                  234,807<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               367,765
<PP&E>                                      77,567,501<F2>
<DEPRECIATION>                            (19,291,312)
<TOTAL-ASSETS>                              72,467,401
<CURRENT-LIABILITIES>                          688,165
<BONDS>                                             0
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                    71,779,236<F3>
<OTHER-SE>                                          0
<TOTAL-LIABILITY-AND-EQUITY>                72,467,401
<SALES>                                              0
<TOTAL-REVENUES>                             1,464,498<F4>
<CGS>                                              0
<TOTAL-COSTS>                                       0
<OTHER-EXPENSES>                             1,338,904<F5>
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                                  0
<INCOME-PRETAX>                                     0
<INCOME-TAX>                                        0
<INCOME-CONTINUING>                                 0
<DISCONTINUED>                                      0
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                   125,594<F6>
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>
Includes all receivables included in "other assets" on the Balance Sheet.
<F2>Multi-family complex of $10,479,937, retail centers of $50,561,707 and investment in J.V. of $16,525,857.
<F3>Includes deficit of the General Partner of ($507,044) and equity of the Limited
Partners of $72,286,280.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expense of the Partnership.
<F6>Net income allocated $2,512 to the General Partners and $123,080 to the Limited
Partners.

